April 21, 2026

STRICTLY CONFIDENTIAL

Accelevate Solutions
c/o Charles Maury
4343 N. Scottsdale Road, Suite 150
Scottsdale, AZ 85251

Dear Mr. Maury:

This letter agreement sets forth certain terms and conditions regarding a potential transaction between Brand Engagement Network, Inc., a Delaware corporation (**"BEN"**), and HighTide Energy, Inc. d/b/a Accelevate Solutions, a Delaware corporation (the "Company"), involving the acquisition by BEN of certain shares of common stock of the Company (subject to any mutually agreed exclusions, the "Common Stock"), free and clear of all liens and encumbrances, (the "Acquisition"), for a purchase price as set forth below (the "Purchase Price") and pursuant to the Company's Subscription Agreement attached hereto as Exhibit B.

BEN would not assume any liabilities of the Company, whether known or unknown, contingent or otherwise, and would only be responsible for such post-closing obligations as are expressly identified as assumed in the definitive purchase agreement (the "Common Share Purchase Agreement").

Attached hereto as Exhibit A is a summary of the material terms of the Acquisition (the "Term Sheet"). Attached hereto as Exhibit B is the Company's Subscription Agreement (the "Subscription Agreement").

In consideration of the substantial resources BEN will expend in evaluating and negotiating the terms of the Acquisition and of the mutual covenants set forth below, BEN and the Company agree as follows:

1. <u>Binding Term Sheet</u>. Although it is the intent of the parties that their discussions initially proceed based on the Term Sheet, the terms contained in the Term Sheet have not been agreed to by the parties, are not binding on the parties, are subject to change based upon due diligence results, and are not intended to create rights in favor of either party with respect to the Acquisition. The obligations of the parties to consummate the Acquisition shall be subject in all respects to the negotiation, execution, and delivery of a definitive agreement(s) fully executed by the applicable parties and the satisfaction of the conditions (or closing deliverables) contained in such definitive agreement(s).

Notwithstanding the foregoing, the provisions of this Section 1 and Sections 2 through 8 of this letter agreement (excluding, for the avoidance of doubt, the Term Sheet) shall be binding and enforceable by and against the parties in accordance with the terms of this letter agreement.

2. Confidentiality. The parties hereto will keep confidential this letter agreement (including its existence and terms), except as required by law and except to its employees, officers, directors and other representatives who are bound by customary confidentiality obligations. This letter agreement (including its existence and its terms) constitutes Confidential Information (as defined in the Existing NDA) of each of BEN and the Company and is subject to the terms of that certain Mutual Non-Disclosure Agreement dated as of March 19, 2026 (the "**Existing NDA**").

3. Operating Capital. Within twenty-four (24) hours of the signing of this Agreement, BEN will wire $250,000.00 to the Company to be used by the Company for operating capital. Upon satisfactory completion of due diligence by BEN, BEN will wire an additional $750,000.00 in operating capital to the Company no later than May 31, 2025 upon execution of a Common Share Purchase Agreement and Warrant which includes the terms set forth in Exhibit A . Provided the Company participates in good-faith with respect to the diligence, below, the initial $250,000.00 payment shall be non-refundable.

4. On Going Diligence. From the Mutual Non-Disclosure Agreement dated [INSERT] hereof until 11:59 p.m. Pacific time on May 10, 2026 (the "**Diligence Period**"), each party will provide the other party and its representatives with reasonable access during normal business hours to such business, tax, technical, legal, intellectual property, accounting and other records, documents, reports and information, officers, employees, agents, advisors, and properties of such party as the other party and its representatives may reasonably request and will otherwise reasonably cooperate with the other party and its representatives in its diligence of such party; provided, however, that any such diligence shall be conducted in a manner not to unreasonably interfere with the businesses or operations of such party and all contact with officers, employees, agents, or advisors shall be subject to the prior consent of such party and shall be subject to the Existing NDA. The parties anticipate that due diligence to be concluded no later than May 10, 2026, unless extended by mutual written agreement.

5. Conditions; BEN Discretion. BEN's continued pursuit of the Acquisition is expressly conditioned upon BEN's satisfaction, in its sole discretion, with the results of due diligence, including without limitation:

(a) confirmation that the Company has good and marketable title to the Common Stock and the ability to transfer them free and clear of all liens, claims, security interests, restrictions (other than applicable securities laws), and encumbrances;

(b) verification that all intellectual property (including patents, trademarks, copyrights, domain names, trade secrets, and source code) is owned by the Company or is otherwise validly transferable without restriction;

(c) confirmation that the technology stack, source code repositories, infrastructure, and operational environment is active and maintained in a commercially reasonable manner;

(d) confirmation that there are no material undisclosed liabilities, litigation exposure, regulatory risks, third-party claims, or licensing restrictions affecting the Company's or its assets; and

(e) confirmation that the Company's customer and client lists are valid and are an ongoing source of revenue for the Company.

BEN may discontinue discussions at any time prior to the execution of a definitive Common Share Purchase Agreement in its sole discretion, without liability.

6. Governing Law; Venue; Entire Agreement. This letter agreement shall be governed by the internal laws of the State of Delaware without reference to principles of conflicts of law. Each party irrevocably and unconditionally consents to the exclusive jurisdiction of the federal and state courts located in Wilmington, Delaware in any action or proceeding arising out of or related to this letter agreement and agrees not to commence any action or proceeding arising out of or related to this letter agreement except in such courts, and waives to the fullest extent such party may legally do so any objection which such party may now or hereafter have to the laying of venue of any such action or proceeding in such courts.

This letter agreement contains the entire agreement between BEN and the Company concerning the matters addressed herein and supersedes in their entirety all prior oral or written agreements, understandings, representations, warranties, or courses of conduct or dealing between BEN and the Company concerning the matters addressed herein (except for the Existing NDA, which shall continue to be in full force and effect in accordance with its terms).

7. General; Expenses. No modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon any party hereto unless approved in writing by such party. This letter agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

The parties shall have no obligation to consummate the Acquisition, unless and until a definitive agreement(s) is fully executed by the applicable parties, and in such case shall be subject in all respects to the satisfaction of the conditions (or closing deliverables) contained therein, and no party hereto nor any of such party's respective affiliates and its and their respective directors, officers, employees, representatives, consultants, financial advisors, attorneys, accountants or other agents hereto shall have any liability to the other if the parties fail for any reason to execute such a definitive agreement(s).

Without limiting the foregoing, in the event a definitive agreement(s) relating to the Acquisition is not executed by the applicable parties, BEN and the Company shall each be solely responsible for and shall bear all of its own respective expenses, including, without limitation, expenses of legal counsel, accountants, finders, brokers, investment bankers, and any other advisors incurred at any time in connection with this letter agreement, the Term Sheet, and any proposed definitive agreement relating to the Acquisition.

8. Acceptance; Expiration. Please indicate the acceptance of the Company of this letter agreement by executing a copy and returning it to BEN. This letter agreement will remain available for the Company's execution and delivery through **5:00 p.m. Pacific Time on April 21, 2026**. If not fully executed and delivered at or before such time, this letter agreement shall expire and be void.

Very truly yours,

Brand Engagement Network, Inc.

DocuSigned by:

By: ______________________________
F9F55F973165433...
Tyler Luck, CEO

AGREED TO AND ACCEPTED:

High Tide Energy, Inc. d/b/a Accelevate Solutions ("Company")

Signed by:

By: Charles Maury ______________________________
D50D71C2325949E...
Charles Maury, CEO

EXHIBIT A

TERM SHEET
FOR THE ACQUISITION OF CERTAIN COMMON STOCK OF HIGHTIDE ENERGY, INC. D/B/A/ ACCELEVATE SOLUTIONS
BY BRAND ENGAGEMENT NETWORK, INC.

This Term Sheet sets forth in general terms the provisions of the Acquisition in which BEN would acquire the Common Stock of the Company. This Term Sheet is binding and does not constitute or give rise to any legally binding commitment, whether at law, in equity, or otherwise, on the part of any party, and neither the Company, on the one hand, nor BEN, on the other hand, will rely, in any way, on the statements contained herein. BEN and the Company are parties to a separate letter agreement to which this Term Sheet serves as Exhibit A, and such letter agreement (but not this Term Sheet) is binding and enforceable in accordance with its terms. Any capitalized terms used herein and not otherwise defined shall have the meaning given them in such letter agreement.

The principal terms relating to the proposed Acquisition are as follows:

Transaction Structure:	BEN will acquire certain Common Shares of the Company pursuant to the Company's Subscription Agreement and clear of all liens and encumbrances. The Acquisition is expected to be consummated through the Subscription Agreement and a further, more fulsome agreement between the Parties. In consideration for the purchase of Common Shares, BEN and the Company shall enter into an agreement with the general terms as follows: • $1,000,000.00 commitment at the pre-money valuation of $8,000,000.00;Company confirms that based on that valuations the price per shares is $5.01 • BEN shall wire $250,000 within 24 hours of the signing of the Letter of Intent; $750,000 balance on or before May 31, 2026 following due diligence and preparation of a fulsome Common Share Purchase Agreement; BEN shall be granted 100% warrant coverage ("Warrant Coverage") with one-year warrants as part of the Common Share Purchase Agreement. If exercised within six months of the delivery of the $750,000 payment, BEN shall receive the shares at a

	$10,000,000.00 valuation of the Company. If exercised thereafter, BEN shall receive the shares at a $12,500,000.00 valuation of the Company; • Exclusivity with Grupo Skye (Mexico territory) for 12 months with automatic renewal each year if the revenue received by Company is at least $150,000 by end of the 12-month period; Company will have same terms as BEN (which terms are 35% of the gross revenue excluding hardware); • BEN shall have a right of first refusal to acquire the Company on the same terms as any bona fide offer made to the Company • Ben shall grant a reseller license to Company for all engagement/media (resale by Accelevate with 35% gross to BEN on mutual agreed upon licensing terms. • The Company shall grant BEN the right to appoint one Board Seat upon subscription and payment of the $1,000,000 to represent BEN's interest;
Representations, Warranties:	The Common Share Purchase Agreement will contain representations and warranties that are customary for a transaction of this nature, including without limitation representations relating to ownership, transferability, and non-infringement of intellectual property, absence of undisclosed liabilities, and compliance with applicable laws.
Indemnification:	The Common Share Purchase Agreement shall include customary indemnification obligations from the Company with respect to any and all claims, damages, costs and expenses arising out of, resulting from or in connection with breaches of representations, warranties and covenants of the Company and/or its securityholders under the Common Share Purchase Agreement. If any specific matter is identified in due diligence, there may be an adjustment to these terms, including additional escrow/holdback or specific indemnities.
Definitive Asset Purchase Agreement:	BEN's legal counsel will prepare the initial draft of the Common Share Purchase Agreement following the completion of due diligence. The Common Share Purchase Agreement will be governed by the laws of Delaware.

Timing:	Due diligence has been ongoing since the Existing NDA was signed and is expected to be completed on or before May 10, 2026. The parties anticipate the execution of the Common Share Purchase Agreement and the Closing of the Acquisition to occur as promptly as practicable, and in any event on or before May 31, 2026, subject to extension by mutual agreement.

EXHIBIT B

SUBSCRIPTION AGREEMENT

United States
Non-Brokered Subscription Agreement

HIGHTIDE ENERGY, INC.

DBA ACCELEVATE SOLUTIONS
(the "Corporation")

SUBSCRIPTION AGREEMENT FOR SHARES

INSTRUCTIONS TO COMPLETE THE SUBSCRIPTION AGREEMENT

The following items in this Subscription Agreement must be completed by all Subscribers. Please check each applicable box.

- ☒ complete the Subscriber and subscription information in ALL of the applicable the boxes on the following page (the "**Face Page**") of this Subscription Agreement
- ☒ sign the signature line on the Face Page
- ☒ complete and sign the U.S. Accredited Investor Certificate in the form attached as **Exhibit 1**

☐ Please maintain the certificates representing the Offered Shares in the Corporation's minute book for safekeeping. Otherwise, the certificate will be located in Pulley for the Subscribers.

INSTRUCTIONS FOR DELIVERY OF COMPLETED SUBSCRIPTION AGREEMENT

A completed and originally executed copy of this Subscription Agreement (with all applicable Exhibits completed) must be delivered to the Corporation no later than 4:00 p.m. (Eastern time) on the day that is two business days before the Closing Date, together with a wire transfer payable to the Corporation for the Aggregate Subscription Amount of the Offered Shares:

HIGHTIDE ENERGY, INC. DBA ACCELEVATE SOLUTIONS
4343 N Scottsdale Road, Suite 150, Scottsdale, AZ 85251, USA
Attn: Charles L. Maury
Phone: [redacted]
E-mail: [redacted]

WIRE INSTRUCTIONS

DATE: April 21, 2026

AMOUNT: $ $250,101

Routing Transit Number: [redacted]

Bank Name: JP Morgan Chase & Co.

Bank Address: 600 NE Greenwood Avenue
Bend, OR 97701
541-389-8140 Business Platinum Service Phone

Branch Contact: [redacted]

Account Number: [redacted]

Beneficiary Account Name: HighTide Energy, Inc. dba Accelevate Solutions

SWIFT Code (For International Wires Only): CHASUS33

Please refer to HighTide Energy, Inc. when providing wire instructions to your financial institution

This is the first page of an agreement comprised of 12 pages (excluding Exhibits).

SUBSCRIPTION AGREEMENT FOR UNITS

TO: **HIGHTIDE ENERGY, INC. dba Accelevate Solutions (the "Corporation")**

The undersigned (hereinafter referred to as the "**Subscriber**") hereby irrevocably subscribes for and agrees to purchase from the Corporation the number of shares of Common stock of the Corporation (each an "**Offered Share**") set forth below for the aggregate subscription amount set forth below (the "**Aggregate Subscription Amount**"), representing a subscription price of USD **$5.01** per Offered Share upon and subject to the terms and conditions set forth in "*Terms and Conditions of Subscription for Shares of HighTide Energy, Inc. dba Accelevate Solutions*" attached hereto (together with this page and the attached Exhibit, the "**Subscription Agreement**").

Brand Engagement Network, Inc (BEN)
(Full Name of Subscriber – please print)

By: X [redacted]
(Authorized Signature)

CEO
(Official Capacity or Title - please print)

Tyler Luck
(Please print the name of the individual whose signature appears above if different than the name of the Subscriber printed above.)

300 DELAWARE AVE,SUITE 210
(Subscriber's Residential Address including Postal Code)

[redacted] [redacted]
(Telephone Number) (Email Address)

Number of Offered Shares: $49,900

Aggregate Subscription Amount: USD $ $250,000

If the Subscriber is signing as agent for a principal, complete the following and ensure that the applicable Exhibit(s) are completed on behalf of such principal:

(Name of Principal)

(Principal's Residential Address including Postal Code)

(Telephone Number) (Email Address)

Register the Offered Shares exactly as set forth below:

Brand Engagement Network, Inc
(Name)

300 DELAWARE AVE,SUITE 210, WILMINGTON, Delaware, 19801, United States
(Account reference, if applicable)

(Address)

(Address)

Deliver the Offered Shares as set forth below (unless otherwise indicated above):

(Name)

(Account reference, if applicable)

(Contact Name)

(Address)

[*The rest of this page is intentionally left blank.*]

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Date: 04/21/2026

HIGHTIDE ENERGY, INC. dba Accelevate Solutions

By: Charles Maury

Subscription No: 17

HIGHTIDE ENERGY, INC. DBA ACCELEVATE SOLUTIONS IS NOT A REPORTING ISSUER IN ANY JURISDICTION AND THE OFFERED SECURITIES WILL BE SUBJECT TO AN INDEFINITE HOLD PERIOD. SEE SECTION 4 BELOW.

TERMS AND CONDITIONS OF SUBSCRIPTION FOR SHARES OF HIGHTIDE ENERGY, INC. DBA ACCELEVATE SOLUTIONS

Terms of the Offering

1. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part at any time prior to the Closing Time (as defined herein). In the event that the Corporation rejects this Subscription Agreement, any subscription proceeds advanced will be promptly returned to the Subscriber without interest or deduction.

2. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Offered Shares subscribed for by it hereunder form part of a larger issuance and sale of Offered Shares by the Corporation (the "**Offering**"). Each Offered Share will be offered at a price of USD $5.01 per Offered Share. In addition to the foregoing, a certain shareholder of the Corporation may, as a result of the Offering, exercise its right to maintain its approximately 53% pro-rata equity ownership of the Corporation (after giving effect to the Offering), by purchasing Offered Shares directly from the Corporation. Such subscription may be completed at any time before, after or concurrent with the Offering and the sole discretion of such shareholder.

3. The Offered Shares are sometimes referred to herein as the "**Offered Securities**".

4. **BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER (ON ITS OWN BEHALF AND, IF APPLICABLE, ON BEHALF OF EACH PERSON ON WHOSE BEHALF THE SUBSCRIBER IS CONTRACTING) ACKNOWLEDGES THAT THE CORPORATION IS NOT A "REPORTING ISSUER" IN THE UNITED STATES OR ANY OTHER JURISDICTION AND THE CORPORATION HAS NO OBLIGATION TO BECOME A REPORTING ISSUER. THE OFFERED SECURITIES WILL BE "RESTRICTED SECURITIES" UNDER RULE 144 UNDER THE 1933 ACT (AS DEFINED HEREIN) AND WILL THEREFORE BE SUBJECT TO A HOLDING PERIOD AND TRANSFER RESTRICTIONS DESCRIBED HEREIN. THE SUBSCRIBER WILL NOT BE ABLE TO RESELL THE OFFERED SECURITIES SUBSCRIBED FOR UNDER THIS SUBSCRIPTION AGREEMENT EXCEPT IN ACCORDANCE WITH LIMITED EXEMPTIONS UNDER APPLICABLE SECURITIES LEGISLATION. IN ADDITION, THE SUBSCRIBER ACKNOWLEDGES THAT THE CERTIFICATE(S) REPRESENTING THE OFFERED SECURITIES WILL BEAR THE FOLLOWING LEGENDS:**

> **THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ENCUMBERED ONLY (A) TO THE CORPORATION, (B) WITHIN THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT, OR (C) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B) OR (C) ABOVE, A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION OR THE TRANSFER AGENT, IF ANY.**

Representations, Warranties, Acknowledgements and Covenants by the Subscriber

5. The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants, acknowledges and covenants, as applicable, to the Corporation and its counsel (and acknowledges that the Corporation and its counsel, are relying thereon) both at the date hereof and at the Closing Time (as defined herein) that:

(a) It understands that an investment in the Offered Shares is highly speculative and that such investment should be made only by those who have sufficient financial resources to afford a total loss of their investment;

(b) the Subscriber has been independently advised to consult with the Subscriber's own legal advisers as to restrictions with respect to trading in the Offered Securities imposed by applicable securities legislation in the jurisdiction in which the Subscriber resides or to which the Subscriber is otherwise subject, confirms that no representation (written or oral) has been made to the Subscriber by or on behalf of the Corporation with respect thereto other than as set forth herein, acknowledges that the Subscriber is aware of the characteristics of the Offered Securities, the risks relating to an investment therein and of the fact that the Subscriber may not be able to resell the Offered Securities, except in accordance with limited exemptions under applicable securities legislation and regulatory policy until the expiry of the applicable restricted period and compliance with the other requirements of applicable law; and the Subscriber agrees that any certificates representing the Offered Securities will bear a legend indicating that the resale of such Securities is restricted; and

(c) the Subscriber has not received nor been provided with, nor has the Subscriber requested, nor does the Subscriber have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other similar document (other than, if any, an annual report, annual information form, interim report, information circular, take-over bid circular, issuer bid circular, prospectus, or other continuous disclosure document, the content of which, if applicable, is prescribed by applicable securities law and that, in each case, has been filed, if applicable, with applicable securities commissions) describing, or purporting to describe, the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist such prospective purchasers in making an investment decision in respect of the Offered Securities and that the decision to enter into the Subscription Agreement and purchase the Offered Securities has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation; and

(d) the Subscriber has not become aware of, and the purchase of the Offered Securities is not made through or as a result of, any general solicitation or any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Offered Securities; and

(e) the Subscriber is, or is deemed to be, purchasing the Offered Securities as principal for the Subscriber's own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Offered Securities, the Subscriber certifies that it is resident in the jurisdiction set out as the "Subscriber's Residential Address" on the face page hereof, and if the Subscriber is acting as agent or trustee for a principal/beneficial purchaser, such principal/beneficial purchaser is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to resale or distribution, and is resident in the jurisdiction set forth in this Subscription Agreement as the "Principal's Residential Address" of the principal/beneficial purchaser and the Subscriber, or the principal/beneficial purchaser, as the case may be, fully complies with the applicable criteria set forth below:

   (i) the Subscriber is an "**accredited investor**" (each a "**U.S. Accredited Investor**") as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the "**1933 Act**"), and has concurrently executed and delivered a U.S. Accredited Investor Certificate in the form attached as **Exhibit 1** to this Subscription Agreement;

(f) the Subscriber acknowledges that:

   (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Offered Securities; and

(ii) there is no government or other insurance covering the Offered Securities; and

(iii) there are risks associated with the purchase of the Offered Securities; and

(iv) there are indefinite restrictions on the Subscriber's ability to resell the Offered Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Offered Securities; and

(v) the certificate(s) representing the Offered Securities will be endorsed by a legend stating that the Offered Securities will be subject to restrictions on resale in accordance with applicable securities legislation; and

(g) the Subscriber has not received from the Corporation any financial assistance of any kind, directly or indirectly, in connection with its purchase of the Offered Securities hereunder; and

(h) the Subscriber has not and will not enter into any voting trust or similar agreement that has the effect of directing the manner in which the votes attached to the Offered Securities purchased pursuant to this Subscription Agreement may be voted following the Closing Date (as defined herein); and

(i) the Subscriber is aware that the Offered Securities have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States and that these securities may not be offered or sold, directly or indirectly, without registration under the 1933 Act and applicable state securities laws or in compliance with an exemption or exclusion from the registration requirements of the 1933 Act and the applicable laws of all applicable states, and the Subscriber acknowledges that the Corporation has no present intention of filing a registration statement under the 1933 Act or applicable state securities laws with respect to the resale of the Offered Securities; and

(j) the Offered Securities are being offered and sold to the Subscriber pursuant to the exemption from the registration requirements of the 1933 Act provided by Rule 506(b) under Regulation D under the 1933 Act and similar exemptions under applicable state securities laws; and

(k) the Subscriber undertakes and agrees that it will not offer or sell the Offered Securities unless such Offered Securities are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that the Subscriber will not resell the Offered Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(l) if the Subscriber is a corporation, partnership, unincorporated association or other entity, the Subscriber has the legal capacity and competence to enter into and be bound by this Subscription Agreement and to perform all of its obligations hereunder, and if the Subscriber is a body corporate, the Subscriber is duly incorporated or created and validly subsisting under the laws of the jurisdiction of its incorporation, and further certifies that all necessary approvals of directors, shareholders, partners or otherwise have been given and obtained; and

(m) if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Subscription Agreement is executed and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(n) this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(o) the Subscriber acknowledges that this Subscription Agreement is not enforceable by the Subscriber until the Subscription Agreement has been accepted by the Corporation; and

(p) in the case of a subscription by the Subscriber for Securities acting as agent for a principal/beneficial purchaser, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal/beneficial purchaser and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal/beneficial purchaser and the Subscriber acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of each principal/beneficial purchaser for whom the Subscriber may be acting; and

(q) the Subscriber, or each principal/beneficial purchaser for whom it is acting, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and the Subscriber, or each principal/beneficial purchaser for whom it is acting, is able to bear the economic risk of loss of its entire investment; and

(r) the Subscriber has relied solely upon this Subscription Agreement and publicly available information relating to the Corporation and, other than as stated herein, not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation and agrees and acknowledges that the Corporation's counsel is acting solely as counsel to the Corporation and not as counsel to the Subscriber; and

(s) the Subscriber understands and acknowledges that the Offered Securities are being offered for sale only on a “private placement” basis and that the sale and delivery of the Offered Securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement or delivery of an offering memorandum or prospectus, or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement or delivering an offering memorandum or prospectus; and

(t) if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Offered Securities as may be required, including, without limitation:

  (i) a U.S. Accredited Investor Certificate in the form attached as **Exhibit 1**;

(u) the Subscriber will not resell the Offered Securities except in accordance with the provisions of: (i) applicable securities legislation; and (ii) stock exchange rules, if applicable, in the future; and

(v) the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber's constating documents, or any agreement to which the Subscriber is a party or by which the Subscriber is bound; and

(w) none of the funds that the Subscriber is using to purchase the Offered Securities represent proceeds of crime for the purposes of the USA Patriot Act of 2001, as amended, certain anti-money laundering laws, or any other law or regulation to which the Corporation may be subject, and to the best of the Subscriber’s knowledge:

  (i) the Aggregate Subscription Amount to be provided by the Subscriber:

(A) has not been or will not be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction; or

(B) is not being tendered on behalf of a person or entity who has not been identified to the Subscriber; and

(ii) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(x) none of the funds the Subscriber is using to purchase the Offered Securities are, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities; and

(y) the Subscriber understands and acknowledges that the Offered Securities are being purchased pursuant to exemptions from the prospectus requirements contained in applicable securities legislation and, as a result:

(i) the Subscriber is restricted from using most of the civil remedies available under applicable securities legislation; and

(ii) the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under applicable securities legislation; and

(iii) the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation; and

(z) the Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for the Offered Securities, including, but not limited to, the applicable resale restrictions, and accordingly, has been independently advised, or has waived such independent advice, as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement; and

(aa) the Offered Shares are being purchased pursuant to exemptions from the prospectus and registration requirements contained in applicable securities legislation and the common law may not provide the Subscriber with an adequate remedy in the event that it suffers investment losses in connection with securities acquired pursuant to such exemptions; and

(bb) the Subscriber is aware and has been advised that his or her subscription funds will not be held in escrow and represent "seed" or "risk" capital for the immediate use of the Corporation, a non-reporting issuer and for whose securities there is no market whatsoever; and

(cc) except for its knowledge regarding its subscription for the Offered Securities hereunder, the Subscriber has no knowledge of a "material fact" or a "material change" (which generally means a fact or change which would reasonably be expected to have a significant effect on the market price of the Corporation's Securities) in the affairs of the Corporation that has not been generally disclosed; and

(dd) the Subscriber confirms that neither the Corporation or its directors, employees, officers, affiliates, advisors, agents or underwriters, have made any representations (written or oral) to the Subscriber:

(i) regarding the future value of the Offered Securities;

(ii) that any person will resell or repurchase the Offered Securities; or

(iii) that any person will refund the purchase price of the Offered Securities other than as provided in this Subscription Agreement; and

(ee) the Subscriber is aware that any Securities issued upon the Corporation's acceptance of this Subscription Agreement will be subject to restrictions on resale imposed by securities legislation and the Subscriber agrees to be bound by and to comply with such restrictions; and

(ff) the Subscriber acknowledges that the Corporation may complete additional financings in the future in order to develop the proposed business of the Corporation and to fund its ongoing development; that there is no assurance that such financings will be available and, if available, on reasonable terms; any such future financings may have a dilutive effect on current securityholders, including the Subscriber; that if such future financings are not available, the Corporation may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business venture; and

(gg) the Subscriber acknowledges and agrees that upon acceptance by the Corporation of this Subscription Agreement and the satisfaction of any closing conditions, the Aggregate Subscription Amount is immediately releasable to the Corporation to be used for the ongoing business of the Corporation and that no part of such proceeds will be held in escrow; and

(hh) the Subscriber acknowledges and agrees that the Corporation is not a reporting issuer in any jurisdiction and the Corporation cannot and is not representing that the Offered Securities are or will be listed on any exchange, and no market exists for the Offered Securities of the Corporation; and

(ii) the Subscriber acknowledges and agrees that no authorization, consent, order, approval or notice of any federal, provincial, territorial, municipal or foreign regulatory body or official must be obtained or given, and no waiting period must expire, in order that this Subscription Agreement and the transactions contemplated herein can be consummated by the Subscriber; and

(jj) the Subscriber does not act jointly or in concert with any other person for the purposes of the acquisition of the Offered Securities; and

(kk) the delivery of this Subscription Agreement, the acceptance hereof by the Corporation and the issuance of the Offered Securities to the Subscriber complies or will comply with all applicable laws of the Subscriber's jurisdiction of residence and domicile and will not cause the Corporation or any of its officers or directors to become subject to or require any disclosure, prospectus or other reporting requirement; and

(ll) the Subscriber acknowledges that the Subscriber or the Corporation may be required to provide the applicable securities regulatory authorities with a list setting forth the identities of the beneficial purchasers of the Offered Securities and notwithstanding that the Subscriber may be purchasing the Offered Securities as agent for a principal, it will provide, on request of the Corporation or its counsel, particulars as to the identity of such principal as may be required by the Corporation (in order to comply with the foregoing); and

(mm) the Subscriber agrees that it is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by the Corporation regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Corporation's securities, do not constitute advice or recommendations to the Subscriber; and

(nn) the Subscriber is not relying upon any other person to conduct any due diligence investigation on behalf of the Subscriber concerning the Offering, the Offered Shares, the Corporation's business, management, financial position, condition or prospects; and

(oo) the Subscriber acknowledges that the Corporation is incorporated under the laws of Delaware, United States of America and

(pp) the Subscriber understands and acknowledges that Warrants may be exercised only in transactions exempt from or not subject to the registration requirements of the 1933 Act and applicable state securities laws; certificates representing the Warrants will bear a legend to such effect; and prior to the issuance of Common shares upon the exercise of any Warrants, the Corporation may require the delivery of an opinion of counsel of recognized standing, or other evidence, in each case in form and substance reasonably satisfactory to the Corporation, to the effect that the issuance of such Common shares is not required to be registered under the 1933 Act.

Closing

6. The Subscriber agrees to deliver to the Corporation at 4343 N Scottsdale Road, Suite 150, Scottsdale, AZ 85251, USA, Attention: Carolyn Maury (E-mail: cm@accelevatesollutions.com) not later than 4:00 p.m. (Pacific time) on the day that is two business days before the Closing Date: (a) this duly completed and executed Subscription Agreement; (b) a wire transfer payable to one of the Corporation for the Aggregate Subscription Amount of the Offered Securities subscribed for under this Subscription Agreement or payment of the same amount in such other manner as is acceptable to the Corporation; and (c) a fully executed and completed U.S. Accredited Investor Certificate in the form of **Exhibit 1**.

7. The sale of the Offered Shares pursuant to this Subscription Agreement will be completed in one tranche (the "**Closing**") electronically at 10:00 a.m. (Pacific time) or such other time as the Corporation may determine (the "**Closing Time**") on such date or dates as the Corporation may determine (the "**Closing Date**").

8. The Corporation shall be entitled to rely on delivery of a facsimile copy or electronic copy of executed subscriptions, and acceptance by the Corporation of such facsimile or electronic copy of subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

9. The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time as if made at that time and will survive the completion of the issuance of the Offered Securities and the closing of the transactions contemplated hereby. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and its counsel in determining the Subscriber's eligibility to purchase the Offered Securities and the Subscriber hereby agrees to indemnify and hold harmless the Corporation and its directors, officers, employees, advisors, affiliates, shareholders, partners and agents from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith. The Subscriber undertakes to immediately notify the Corporation c/o Carolyn Maury, 4343 N Scottsdale Road, Suite 150, Scottsdale, AZ 85251, USA, Attn: Carolyn Maury [redacted] of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time. The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers

10. The Subscriber, if an individual, acknowledges that this Subscription Agreement requires the Subscriber to provide certain personal information to the Corporation and its counsel. Such information is being collected by the Corporation and its counsel for the purposes of completing the Offering described herein, which includes, without limitation, determining the Subscriber's eligibility to purchase the Offered Securities under applicable securities legislation, preparing and registering certificates representing the Offered Securities to be issued to the Subscriber and completing filings required by any stock exchange, securities commission or securities regulatory authority or taxation authorities. Certain securities commissions have been granted the authority to indirectly collect this personal information pursuant to securities legislation and this personal information is also being collected for the purpose of administration and enforcement of securities legislation. The Subscriber agrees that the Subscriber's personal information may be disclosed by the Corporation its counsel to: (a) stock exchanges, securities commissions or securities regulatory authorities; (b) the Corporation's registrar and transfer agent; (c) taxation authorities; and (d) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be authorizing and consenting to the foregoing collection (including the indirect collection of personal information), use and disclosure of the Subscriber's personal information as set forth above. The Subscriber also consents to the filing of copies or originals of any of the Subscriber's documents described in this Subscription Agreement as may be required to be filed with any stock exchange, securities commission or securities regulatory authority in connection with the transactions contemplated hereby.

11. The obligations of the parties hereunder are subject to all required regulatory approvals.

12. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Offered Securities to the Subscriber shall be borne by the Subscriber.

13. The Subscriber acknowledges that no information or representation concerning the Corporation has been provided to the Subscriber by the Corporation other than those contained in this Subscription Agreement and that the Subscriber is relying entirely upon this Subscription Agreement for any representations or warranties in relation to the Corporation.

14. The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the State of Delaware. Time shall be of the essence hereof.

15. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, warranties, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein and in the Agency Agreement.

16. The terms and provisions of this Subscription Agreement shall be binding upon and ensure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

17. Except as otherwise provided herein, the parties may waive, modify, change, discharge or terminate this Subscription Agreement only by a written instrument signed by each party against whom the waiver, change, discharge or termination is sought.

18. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

19. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn,

cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

20. In this Subscription Agreement, references to "$" or "USD $" are to US dollars.

21. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

22. Words importing the singular shall include the plural and vice versa and words importing the masculine, feminine or neuter genders shall include the other genders.

EXHIBIT 1
U.S. ACCREDITED INVESTOR CERTIFICATE

*This is **Exhibit 1** to the Subscription Agreement relating to the purchase of Offered Securities of HighTide Energy, Inc. dba Accelevate Solutions (the "**Company**"). Capitalized terms used but not defined in this **Exhibit 1** are intended to have the meanings ascribed thereto, as applicable, in the body of this Subscription Agreement.*

The Subscriber understands and agrees that the Offered Securities have not been, and will not be, registered under the United States *Securities Act of 1933*, as amended (the "**1933 Act**"), or applicable state securities laws, and are being offered and sold by the Company to the Subscriber in reliance upon the exemption from the registration requirements of the 1933 Act provided by Rule 506(b) of Regulation D under the 1933 Act. Accordingly, the Offered Securities will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and therefore may not be offered or sold without registration under United States federal and state securities laws or pursuant to an exemption or exclusion therefrom. The Subscriber understands and agrees that if it decides to offer or sell any Offered Securities, it will not do so except (A) to the Company, (B) in a transaction that complies with Rule 144 or Rule 144A under the 1933 Act, or (C) in a transaction otherwise exempt from registration under the 1933 Act and, in each case, in compliance with any applicable state securities laws of the United States. Capitalized terms used in this **Exhibit 1** and defined in the Subscription Agreement to which this **Exhibit 1** is attached have the meanings defined in such Subscription Agreement unless otherwise defined in this **Exhibit 1**.

In addition to the representations, warranties, covenants and agreements made by the undersigned in the Subscription Agreement to which this Exhibit 1 is annexed, the undersigned represents, warrants, agrees and covenants (which representations, warranties, agreements and covenants shall survive the Closing Date) to the Company (and acknowledges that the Company is relying thereon) that:

(a) it is an "accredited investor" as defined in Rule 501(a) under the 1933 Act and is acquiring the Offered Securities for its own account or for the account of one or more Accredited Investors with respect to which it exercises sole investment discretion, and in each case not with a view to any resale, distribution or other disposition of the Offered Securities in violation of United States federal or state securities laws; and

(b) it, and if applicable, each person for whose account it is purchasing the Offered Securities represents that it is an "accredited investor" as defined in Rule 501(a) and satisfies one or more of the categories of "accredited investor" indicated below (**the Subscriber must check the appropriate line(s)**):

_______Category 1. A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_______Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_______Category 3. A broker or dealer registered pursuant to Section 15 of the United States *Securities Exchange Act of 1934*, as amended; or

_______Category 4 An investment adviser registered pursuant to section 203 of the United States *Investment Advisers Act of 1940* (the "**Advisers Act**") or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Advisers Act; or

_______Category 5. An insurance company as defined in Section 2(13) of the Securities Act; or

_______Category 6. An investment company registered under the United States *Investment Company Act of 1940*, as amended (the "**1940 Act**"); or

_______Category 7. A business development company as defined in Section 2(a)(48) of the 1940 Act; or

_______Category 8. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States *Small Business Investment Act of 1958*; or

_______Category 9. A rural business investment company as defined in Section 384A of the United States *Consolidated Farm and Rural Development Act*; or

_______Category 10. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S.$5,000,000; or

_______Category 11. An employee benefit plan within the meaning of the United States *Employee Retirement Income Security Act of 1974* in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S.$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

_______Category 12. A private business development company as defined in Section 202(a)(22) of the Advisers Act; or

___X___Category 13. An organization described in Section 501(c)(3) of the United States *Internal Revenue Code*, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of U.S.$5,000,000; or

_______Category 14. A natural person (not an entity) who is a “knowledgeable employee” of the Company, as defined in Rule 3c-5(a)(4) of the 1940 Act; or

_______Category 15. A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the date hereof exceeds U.S.$1,000,000, excluding the value (if any) of such person’s primary residence; or

(Note: The value of an individual’s primary residence may not be included in this net worth calculation, and any indebtedness in excess of the value of an individual’s primary residence should be considered a liability and should be deducted from an individual’s net worth. For purposes of this **Exhibit 1**, a "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

_______Category 16. A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______Category 17. A trust that is not revocable by its grantor(s), with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

_______Category 18. A natural person holding in good standing one or more of the following professional

certifications: General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82), Investment Adviser Representative license (Series 65) (i*f relying on this provision, please provide separately evidence of such certification, designation or credential, including evidence of good standing)*; or

_______Category 19. A "family client," as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, whose prospective investment in the Company is directed by that person's Qualified Family Office (as defined below); or

_______Category 20. A "family office" as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, (a) with assets under management in excess of $5,000,000, (b) that was not formed for the specific purpose of acquiring the Securities, and (c) whose prospective investment in the Securities is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of an investment in the Company (such a family office, a "Qualified Family Office").

_______Category 21. A "family client," as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a Qualified Family Office and whose prospective investment in the Company is directed by such Qualified Family Office; or

_______Category 22. A trust that is revocable by its grantor(s), where each such grantor is a natural person meeting the requirements of at least one of the above categories; or

_______Category 23. Any entity in which all of the equity owners meet the requirements of at least one of the above categories; or

_______Category 24. An entity of a type not listed above that (i) was not formed for the specific purpose of acquiring the Securities and (ii) that owns "investments" (as defined in Rule 2a51-1(b) under the 1940 Act) in excess of $5,000,000; or

_______Category 25. Other (explain): ____

(c) it understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Offered Securities will bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ENCUMBERED ONLY (A) TO THE COMPANY, (B) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT OR (2) RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (C) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B)(2) OR (C) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE COMPANY OR THE TRANSFER AGENT, IF ANY."

provided, that if the Offered Securities are being sold under clause (B) above, at a time when the Company is a "foreign issuer" as defined in Rule 902 of Regulation S under the 1933 Act, the

legend set forth above may be removed at the time of sale by (i) providing a declaration to the Company and its transfer agent in the form as the Company may from time to time prescribe, to the effect that the sale of the Securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act; and (ii) if required by the Company's transfer agent, an opinion of counsel, of recognized standing reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the Company, that the proposed transfer may be effected without registration under the 1933 Act; provided further, that if any of the Offered Securities are being sold pursuant to Rule 144 of the 1933 Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Company's transfer agent of an opinion of counsel reasonably satisfactory to the Company to the effect that the legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws;

(d) it has had the opportunity to ask questions of and receive answers from the Company regarding the investment, and has received all the information regarding the Company that it has requested;

(e) it consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein;

(f) it understands and acknowledges that the Company has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Securities in the United States;

(g) the office or other address of the undersigned at which the undersigned received and accepted the offer to purchase the Securities is the address listed as the undersigned's Residential Address on the front page of the Subscription Agreement;

(h) it understands and agrees that there may be material tax consequences to the undersigned of a transaction or disposition of the Offered Securities; the Company does not give any opinion or make any representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned's transaction or disposition of such Offered Securities; in particular, no determination has been made whether the Company will be a "passive foreign investment company" ("PFIC") within the meaning of Section 1291 of the United States Internal Revenue Code;

(i) it understands that the Offered Securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the information in the Subscription Agreement. Any representation to the contrary is a criminal offense;

(j) it understands that although the Company was organized under, and is governed by, the laws of the State of Nevada, it may be difficult to enforce any judgment against the Company in the United States with respect to (i) those of the Company's assets which are located outside the United States, and (ii) its directors and officers who reside outside the United States;

(k) it acknowledges that the Offered Securities are "restricted securities", as such term is defined under Rule 144 under the Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the Securities Act and applicable State Securities Laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities absent such registration, it will not offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, directly or indirectly, except as permitted by paragraph c. above and the legend included therein;

(l) it understands and acknowledges that: (i) if the Company is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the Securities Act may not be available for resales of the Offered Securities; and (ii) the Company is not obligated to make Rule 144 under the Securities Act available for resales of such Offered Securities;

(m) it acknowledges that it has not purchased the Offered Securities as a result of any "general solicitation" or "general advertising" (as such terms are used in Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine, on the internet or similar media, or broadcast over radio or internet or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(n) it acknowledges that the representations, warranties and covenants contained in this **Exhibit 1** are made by it with the intent that they may be relied upon by the Company in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase the Offered Securities. It agrees that by accepting the Offered Securities it shall be representing and warranting that the representations and warranties above are true as at the applicable Closing with the same force and effect as if they had been made by it at such Closing and that they shall survive the purchase by it of the Securities and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities..

[SIGNATURE PAGE FOLLOWS]

The Subscriber undertakes to notify the Company immediately of any change in any representation, warranty, agreement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Date.

If a Company, Partnership or Other Entity:		If an Individual:
Name of Entity **Brand Engagement Network, Inc.**		Signature
Type of Entity **Corporation**		Print or Type Name
Signature of Person Signing		
Print or Type Name and Title of Person Signing **Tyler Luck, CEO**		